A special meeting of shareholders of the Trust was held on October 9, 2007 (the "Meeting"). At the Meeting all shareholders of the Trust elected Steven G. Bradshaw to serve as a Trustee for the Trust; and shareholders of the following funds approved amendments to the investment objectives for the American Performance Bond Fund, American Performance Intermediate Bond Fund and American Performance Short-Term Income Fund. The results of the Meeting are presented below:

                                   Proposal 1

                  Shares                       Percent of                    Percent of                Percent of
               Outstanding         For        Outstanding      Against      Outstanding   Abstained   Outstanding
              -------------   -------------   -----------   -------------   -----------   ---------   -----------
Election of
Steven G.
Bradshaw      3,144,163,934   2,001,637,258          63.7%        553,198          0.18%  2,133,092          0.67%

Election of
D'Ray
Moore         3,144,163,934      66,982,101           2.1%  1,934,808,054          61.5%  2,533,394          0.08%

                                   Proposal 2

                  Shares                  Percent of              Percent of                Percent of
                Outstanding      for      Outstanding   Against   Outstanding   Abstained   Outstanding
               ------------   ---------   -----------   -------   -----------   ---------   -----------
Amend the
investment
objective of
American
Performance
Bond Fund        7,072,599    4,797,723          67.8%    970            0.01%   346,764           4.9%

                                  Proposal 2(B)

                  Shares                  Percent of              Percent of                Percent of
                Outstanding      for      Outstanding   Against   Outstanding   Abstained   Outstanding
               ------------   ---------   -----------   -------   -----------   ---------   -----------
Amend the
investment
objective of
American
Performance
Intermediate
Bond Fund        9,617,023    7,969,984          82.9%    986            0.01%   133,200          1.39%

                                  Proposal 2(C)

                  Shares                  Percent of              Percent of                Percent of
                Outstanding      for      Outstanding   Against   Outstanding   Abstained   Outstanding
               ------------   ---------   -----------   -------   -----------   ---------   -----------
Amend the
investment
objective of
American
Performance
Short-Term
Income Fund     26,667,851    12,73,505          47.9%   10,632          0.04%    19,987         0.07%

A special meeting of shareholders of the Trust was held on May 1, 2008 (the "Meeting"). At the Meeting all shareholders of the Trust elected Messrs. William
H. Wilson, Jr. and Mark G. Johnson to serve as Trustees for the Trust. The results of the Meeting are presented below:

Proposal 1: To elect William H. Wilson, Jr. and Mark G. Johnson as Trustees for the American Performance Funds.

                                   Proposal 1

                  Shares                       Percent of                Percent of                Percent of
                Outstanding         for        Outstanding   Against     Outstanding   Abstained   Outstanding
               ------------    -------------   -----------   ---------   -----------   ---------   -----------
Election of
William H.
Wilson, Jr.    4,138,832,227   3,524,895,383          85.2%  1,696,195          0.04%      0             0.00%

Election of
Mark G.
Johnson        4,138,832,227   3,524,906,090          85.2%  1,685,488          0.04%      0             0.00%